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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19541) pertaining to the 1996 Incentive Stock Option Plan, of our report dated January 26, 2000 (except for Note 3, as to which the date is March 29, 2000), with respect to the consolidated financial statements of Steel Dynamics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

/S/ Ernst & Young LLP
Fort Wayne, Indiana
March 29, 2000



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